Power of Attorney

Know all by these presents, that the undersigned
hereby constitutes and appoints Kai P. Larson and
Gordon Link or either of them signing singly, and with
full power of substitution, the undersigned's true and
lawful attorney-in-fact to:
(1)	execute for and on behalf of the
undersigned, in the undersigned's capacity
as an officer, director and/or more that 10%
stockholder of Tapestry Pharmaceuticals,
Inc. (the "Company"), forms 3, 4, and 5 in
accordance with Section 16(a) of the
Securities Exchange Act of 1934 and the
rules thereunder;
(2)	do and perform any and all acts for and on
behalf of the undersigned which may be
necessary or desirable to complete and
execute any such Form 3, 4, or 5, complete
and execute any amendment or amendments
thereto, and timely file such form with the
SEC and any stock exchange or similar
authority; and
(3)	take any other action of any type whatsoever
in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney0in-fact on behalf of the undersigned pursuant to this Power of attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the forgoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming nor is the Company assuming, any of the undersigned's responsibility to comply with Section 16 of the Securities Exchange Act of 1934.
This Power of Attorney shall remain in full force and effect until the earliest to occur of (a) the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company,
(b) revocation by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact, or (c) as to any attorney-in-fact individually, until such attorney-in-fact shall no longer be employed by the Company.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 29th day of November, 2007.

/s/ Eric K. Rowinsky